Exhibit 3.1

BY-LAWS
OF
ECOLAB INC.
(A Delaware corporation)
AS AMENDED THROUGH MAY 4, 2023

Article I

OFFICES

Section 1.                Registered Office. The registered office of the Corporation in the State of Delaware and the registered agent at such office shall be as set forth in the Corporation’s Certificate of Incorporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 2.                Other Offices. The Corporation may also have offices at such other places, within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

Article II

MEETINGS OF STOCKHOLDERS

Section 1.                Place of Meetings. Meetings of stockholders may be held at such place, if any, within or without the State of Delaware, as the Board of Directors or the officer calling the same shall designate.

Section 2.                Annual Meeting. An annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such time and on such day of each year as shall be designated by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the Secretary. The Corporation may postpone, reschedule or cancel any annual meeting of stockholders.

Section 3.                Notice of Stockholder Nominations of Directors. Only persons who are nominated in accordance with the procedures set forth in this Section 3 or Section 15 of this Article II shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Certificate of Incorporation. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized Committee thereof), (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 3 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 3 or (c) by any stockholder (or group of stockholders) who meets the requirements of and complies with the procedures set forth in Section 15 of this Article II. For the avoidance of doubt, the foregoing clauses (b) and (c) shall be the exclusive means for a stockholder to make nominations at an annual meeting of stockholders.

In addition to any other applicable requirements, for a nomination to be made by a stockholder pursuant to clause (b) of the foregoing paragraph, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation (a) in the case of an Annual Meeting, not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such an anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or recess of an annual or special meeting, or a postponement of an annual or special meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice given in accordance with this Section 3 must contain only the names of the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies, and a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these By-Laws. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual or special meeting (or in the case of one or more stockholders giving the notice on behalf of a beneficial owner, the number of nominees such stockholders may collectively nominate for election at the annual or special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such annual or special meeting.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each person whom the stockholder proposes to nominate for election as a director and as to the stockholder giving the notice and any Stockholder Associated Person (as defined below) (i) the name, age, business address, residence address and, with respect to the stockholder giving the notice, the record address of such person, (ii) the principal occupation or employment of such person, (iii) the following information regarding such person: (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person; (B) any option, warrant, convertible security, stock appreciation right, contract of sale, or other derivative or similar agreement or profit interests, hedging or pledging transactions, voting rights, and/or borrowed or loaned shares or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation , whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation, cash or otherwise (a “Derivative Instrument”) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or Stockholder Associated Person the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or maintain, increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to securities of the Corporation; (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation; (D) any “short interest” in any security of the Corporation (for purposes of this Section 3 and Section 15 of this Article II, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (E) any rights to dividends on the shares of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household, (iv) any information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, (v) a description of all arrangements or understandings between or among such persons pursuant to which the nomination(s) are to be made by the stockholder, (vi) a representation that such stockholder (or a Qualified Representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, (vii) as to such nominee, the information and representations that would be required to be set forth in Section 15(f)(viii) of this Article II, (viii) all fully completed written questionnaires with respect to the background and qualification of such nominee (which questionnaires shall be delivered at the same time as such notice and shall be provided by the Secretary upon written request), (ix) a representation whether the stockholder or any Stockholder Associated Person intends or is part of a group that intends to engage in a solicitation with respect to the nomination and, if so, (A) whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, (B) the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, (C) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person will deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) or Rule 14a-16(n) of the Exchange Act to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least sixty-seven percent (67%) of the voting power of outstanding shares of capital stock of the Corporation entitled to vote generally for the election of directors and (x) a representation that immediately after soliciting the percentage of stockholders referred to in the representation required under clause (ix) above, and no later than the tenth (10th) day before such meeting of stockholders, such stockholder or Stockholder Associated Person will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s outstanding capital stock, which documents shall be deemed to be a part of the notice required under this Section 3. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee in a proxy statement and form of proxy and to serve as a director if elected. In addition to the information required pursuant to this Section 3 or any other provision of these By-Laws, the Corporation may require any proposed nominee to furnish such other information (a) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director under the rules and listing standards of the principal United States securities exchanges upon which the common stock of the Corporation is listed or traded, any applicable rules of the U.S. Securities and Exchange Commission or any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors (collectively, the “Independence Standards”), (b) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee or (c) that may reasonably be requested by the Corporation to determine the eligibility of such nominee to serve as a director of the Corporation. Any person providing any information to the Corporation pursuant to this Section 3 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the later of the record date for the determination of stockholders entitled to vote at the meeting and the date the record date is first publicly disclosed. Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 3 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 3.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 3 or Section 15 of this Article II. If the Chairperson of the meeting (or in advance of the meeting of stockholders, the Board of Directors) determines that a nomination was not made in accordance with the foregoing procedures, the Chairperson of the meeting (or the Board of Directors) shall declare that the nomination was defective and such defective nomination shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that votes and proxies in respect of any such nomination have been received by the Corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 3, unless otherwise required by law, if the stockholder does not provide the information required under this Section 3 to the Corporation within the time frames specified herein, does not comply with the requirements of Rule 14a-19 under the Exchange Act or does not appear (or have a Qualified Representative appear) at the meeting of stockholders to present a nomination, any such nomination shall be disregarded, notwithstanding that such nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that votes and proxies in respect of any such nomination may have been received by the Corporation. Notwithstanding any other provision of these By-Laws, a stockholder (and any Stockholder Associated Person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 3.

Notwithstanding anything in the third paragraph of this Section 3 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public disclosure by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred thirty (130) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this By-Law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public disclosure is first made by the Corporation.

Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any authorized committee thereof or the stockholders requesting the calling of such special meeting pursuant to Section 6 of these By-Laws or (2) provided that the Board of Directors or the stockholders requesting the calling of such special meeting pursuant to Section 6 of these By-Laws have determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 3 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 3. In the event a special meeting of stockholders is duly called for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by this Section 3 shall be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation in accordance with this Section 3.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 4.                Notice of Stockholder Proposals of Business. No business may be transacted at an annual meeting of stockholders, other than business that is either: (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 4 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 4. For the avoidance of doubt, the foregoing clause (c) shall be the exclusive means for a stockholder to propose other business at an annual meeting of stockholders (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting).

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such proposed business must constitute a proper matter for stockholder action and such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the one hundred twentieth (120th) day nor earlier than the close of business on the one hundred fiftieth (150th) day prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment or recess of an annual meeting, or a postponement of an annual or special meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting and as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and address of such person (including the record address of the stockholder giving the notice), (ii) the following information regarding such person: (A) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such person, (B) any option, warrant, convertible security, stock appreciation right, contract of sale, or other derivative or similar agreement or profit interests, hedging or pledging transactions, voting rights, and/or borrowed or loaned shares or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any Derivative Instrument that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or Stockholder Associated Person the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock or maintain, increase or decrease the voting power of the stockholder or any Stockholder Associated Person with respect to securities of the Corporation; (C) any proxy, contract, agreement, arrangement, understanding, or relationship pursuant to which such person has a right to vote any shares of any security of the Corporation; (D) any “short interest” in any security of the Corporation; (E) any rights to dividends on the shares of the Corporation owned beneficially by such person that are separated or separable from the underlying shares of the Corporation; (F) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (G) any performance-related fees (other than an asset-based fee) to which such person is entitled based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including, without limitation, any such interests held by members of such person’s immediate family sharing the same household, (iii) a description of all arrangements or understandings between or among such persons in connection with the proposal of such business by such stockholder and any material interest in such business, (iv) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the proposal of business pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (v) a representation that the stockholder giving the notice (or a Qualified Representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vi) a representation as to whether the stockholder or any Stockholder Associated Person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such proposal and, if so, whether or not such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and the amount of the cost of solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation and whether such person or group intends to deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) (Notice of Internet Availability of Proxy Materials) or Exchange Act Rule 14a-16(n) (Full Set Delivery), a proxy statement and form of proxy to holders (including any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act) of at least the percentage of the Corporation's voting shares required under applicable law to carry the proposal. Any person providing any information to the Corporation pursuant to this Section 4 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than five business days after the later of the record date for the determination of stockholders entitled to vote at the meeting and the date the record date is first publicly disclosed. Notwithstanding the foregoing, if any information or communication submitted pursuant to this Section 4 is inaccurate or incomplete in any material respect (as determined by the Board of Directors (or any authorized committee thereof)) such information shall be deemed not to have been provided in accordance with this Section 4.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 4; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 4 shall be deemed to preclude discussion by any stockholder of any such business. If the Chairperson of an annual meeting (or, in advance of any meeting of stockholders, the Board of Directors) determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairperson (or the Board of Directors) shall declare that the business was not properly brought before the meeting and such business shall not be transacted notwithstanding that such business is set forth in the notice of meeting or other proxy materials and notwithstanding that votes and proxies in respect of any such business have been received by the Corporation. In furtherance and not by way of limitation of the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder does not provide the information required under this Section 4 to the Corporation within the time frames specified herein or if the stockholder (or a Qualified Representative of the stockholder) does not appear at the meeting of stockholders to present such business, any such business shall not be transacted, notwithstanding that such business is set forth in the notice of meeting or other proxy materials and notwithstanding that votes and proxies in respect of any such business may have been received by the Corporation. Notwithstanding any other provision of these By-Laws, a stockholder (and any Stockholder Associated Person), shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 4; provided however, that any references in these By-Laws to the Exchange Act or the rules and regulations thereunder are not intended to and shall not limit any requirements applicable to nominations pursuant to this Section 4.

Section 5.                Definitions. For purposes of Section 3 and 4 of Article II of these By-Laws:

“Public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.”

“Qualified Representative” shall mean a duly authorized officer, manager or partner of any stockholder giving the notice provided for in Sections 3, 4 and 15 of Article II or authorized by a writing executed by such stockholder (or a reliable reproduction of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five (5) business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

“Stockholder Associated Person” shall mean with respect to any stockholder giving the notice provided for in Sections 3 or 4 of Article II (i) the beneficial owner or beneficial owners, if different from such stockholder, on whose behalf the notice is provided and (ii) if such stockholder or beneficial owner is an entity, each individual who is a director, executive officer, general partner or managing member of such entity or of any other entity that has or shares control of such entity.

The “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day.

Section 6.                Special Meetings.

(a)	Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or by the Chairperson of the Board, and shall be called by the Chairperson of the Board, the Chief Executive Officer or the Secretary at the written request of the majority of the Board of Directors or at the written request, in accordance with this Section 6, of stockholders owning capital stock having twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. No business shall be transacted at any special meeting of the stockholders except that stated in the notice of the meeting.

(b)	In order that the Corporation may determine the stockholders entitled to demand a special meeting, the Board of Directors may fix a record date to determine the stockholders entitled to make such a demand (the “Demand Record Date”). The Demand Record Date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. Any stockholder of record seeking to have stockholders demand a special meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, request the Board of Directors to fix a Demand Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Demand Record Date is received, adopt a resolution fixing the Demand Record Date and shall make a public announcement of such Demand Record Date. If no Demand Record Date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received by the Secretary, the Demand Record Date shall be the tenth (10th) day after the first date on which a valid written request to set a Demand Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the special meeting is to be held, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative) and shall set forth all information about each such stockholder and about the beneficial owner or owners, if any, on whose behalf the request is made that would be required to be set forth in a stockholder’s notice described in Section 3 of Article II of these By-Laws.

(c)	In order for a stockholder or stockholders to demand a special meeting, a written demand or demands for a special meeting by the holders of record as of the Demand Record Date of not less than twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation entitled to vote on the matter proposed to be considered at the special meeting must be delivered to the Corporation. To be valid, each written demand by a stockholder for a special meeting shall set forth the specific purpose or purposes for which the special meeting is to be held (which purpose or purposes shall be limited to the purpose or purposes set forth in the written request to set a Demand Record Date received by the Corporation pursuant to paragraph (b) of this Section 6), shall be signed by one or more persons who as of the Demand Record Date are stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative), shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such demand and the class and number of shares of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by hand or by certified or registered mail, return receipt requested, and shall be received by the Secretary within sixty (60) days after the Demand Record Date.

(d)	Except as provided in the following sentence, any special meeting shall be held at such hour and day as may be designated by whichever of the Chairperson of the Board, Chief Executive Officer or Secretary shall have called such meeting. In the case of any special meeting called by the Chairperson of the Board, Chief Executive Officer or Secretary upon the demand of stockholders (a “Demand Special Meeting”), such meeting shall be held at such hour and day as may be designated by the Chairperson of the Board, Chief Executive Officer or Secretary; provided, however, that the date of any Demand Special Meeting shall be not more than sixty (60) days after the Record Date (determined pursuant to Section 5 of Article VI of these By-Laws); and provided further that in the event that the directors then in office fail to designate an hour and date for a Demand Special Meeting within ten (10) days after the date that valid written demands for such meeting by the holders of record as of the Demand Record Date of shares representing not less than twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation entitled to vote on the matter proposed to be considered at the special meeting are delivered to the Corporation (the “Delivery Date”), then such meeting shall be held at 2:00 P.M. Central Time on the 90th day after the Delivery Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day. In fixing a meeting date for any special meeting, the Chairperson of the Board, Chief Executive Officer or Secretary may consider such factors as he or she deems relevant within the good faith exercise of his or her business judgment, including, without limitation, the nature of the action proposed to be taken, the facts and circumstances surrounding any demand for such meeting, and any plan of the Board of Directors to call an annual meeting or a special meeting for the conduct of related business.

(e)	The Corporation may engage independent inspectors of elections to act as an agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported written demand or demands for a special meeting received by the Secretary. For the purpose of permitting the inspectors to perform such review, no purported demand shall be deemed to have been delivered to the Corporation until such date as the independent inspectors certify to the Corporation that the valid demands received by the Secretary represent not less than twenty-five percent (25%) of the voting power of the entire issued and outstanding capital stock of the Corporation entitled to vote on the matter proposed to be considered at the special meeting. Nothing contained in this paragraph (e) shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any demand, whether during or after such five (5) Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto).

(f)	For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Minnesota are authorized or obligated by law or executive order to close.

(g)	Notwithstanding anything in these By-Laws to the contrary, if the Board of Directors shall determine that any request to fix a Demand Record Date or demand a special meeting was not properly made in accordance with this Section 6, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 6, then the Board of Directors shall not be required to fix a Demand Record Date or call a special meeting.

Section 7.                Notice of Meetings. Notice stating the place, if any, date and hour of each annual and special meeting of the stockholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given not less than ten (10) nor more than sixty (60) days before the date of such meeting to each stockholder entitled to vote at such meeting, unless otherwise required by applicable law. If mailed, notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such address as appears on the records of the Corporation. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy and shall not, at the beginning of such meeting, object to the transaction of any business because the meeting is not lawfully called or convened, or who shall, either before or after the meeting, submit a waiver of notice.

Section 8.                Quorum. At all meetings of the stockholders, the holders of a majority in voting power of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite to constitute a quorum for the transaction of business, except as otherwise provided by statute or in the Certificate of Incorporation. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. In the absence of a quorum, the chairperson of the meeting or the holders of a majority of the shares of stock present in person or by proxy and entitled to vote may adjourn the meeting until the requisite amount of stock shall be present.

Section 9.                Organization and Order of Business. At each meeting of the stockholders, the Chairperson of the Board, or in his or her absence, the Chief Executive Officer, or in his or her absence any other person selected by the Board of Directors, shall act as Chairperson of the meeting. The Secretary, or in his or her absence an Assistant Secretary, or any person appointed by the Chairperson of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The Board of Directors may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairperson of any meeting of the stockholders shall have the right and the authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts, as in the judgment of such Chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies, Qualified Representatives (as defined in Section 5 of this Article II), and the rules around who qualifies as such, or such other persons as the Chairperson of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; (vi) limitations on the time allotted to questions or comments by participants; and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting.

Section 10.            Voting. Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of the stockholders each stockholder having the right to vote thereat shall be entitled to (i) one vote for each share of common stock of the Corporation standing in his or her name on the record of stockholders of the Corporation, and (ii) such voting rights, if any, as are provided in the applicable Certificate of Designation, Preferences and Rights with respect to any series of preferred stock of the Corporation standing in his or her name on the record of stockholders of the Corporation, in all such instances on the date fixed by the Board of Directors as the record date for the determination of the stockholders who shall be entitled to notice of and vote at such meeting; or if no record date shall have been fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed or otherwise authorized in accordance with Section 212 of the General Corporation Law of the State of Delaware by such stockholder or his or her attorney-in-fact. No proxy shall be valid after the expiration of three (3) years from the date thereof, unless otherwise provided in the proxy. Except as otherwise provided by statute, these By-Laws, the Certificate of Incorporation, the rules or regulations of any stock exchange applicable to the Corporation or any law or regulation applicable to the Corporation or its securities, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes cast. Unless required by statute, or determined by the Chairperson of the meeting to be advisable, the vote on any question need not be by written ballot. On any vote by written ballot, each ballot shall be signed by the stockholder, his or her attorney-in-fact, or his or her proxy if there be such proxy, and shall state the stockholder’s name and the number of shares voted.

Section 11.            Stockholder List. The Secretary shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 11 or to vote in person or by proxy at any meeting of stockholders.

Section 12.            Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint or provide for the appointment of one or more inspectors to act at such meeting or any adjournments thereof. If the inspector or inspectors shall not be appointed, or if any of them shall fail to appear or act, the Chairperson of the meeting may, and on the request of any stockholder entitled to vote thereat shall, appoint one or more inspectors. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. On request of the Chairperson of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of any election of directors. Inspectors need not be stockholders of the Corporation.

Section 13.            Adjourned Meetings. A meeting of stockholders may be adjourned to another time and to another place, if any, by either the chairperson of the meeting or by the stockholders and proxies present. When a meeting is adjourned to another time or place, if any, (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice of such adjourned meeting need not be given if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 7 of this Article II. At the adjourned meeting, if a quorum is present any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 14.            Consent of Stockholders.

(a)	Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent, setting forth the action so taken, shall be signed by the holders of outstanding stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in the manner required by the General Corporation Law of the State of Delaware. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented in accordance with the General Corporation Law of the State of Delaware.

(b)	In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date (a “Consent Record Date”). The Consent Record Date shall not precede the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors and shall not be more than ten (10) days after the date upon which the resolution fixing the Consent Record Date is adopted by the Board of Directors. Any stockholder of record seeking to consent to corporate action without a meeting shall, by sending written notice to the Secretary of the Corporation by hand or by certified or registered mail, return receipt requested, at the Corporation’s principal executive offices, request the Board of Directors to fix a Consent Record Date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which a valid request to fix a Consent Record Date is received, adopt a resolution fixing the Consent Record Date and shall make a public announcement of such Consent Record Date. If no Consent Record Date has been fixed by the Board of Directors within ten (10) days after the date on which such request is received by the Secretary, the Consent Record Date shall be the first date on which a valid written request to set a Consent Record Date is received by the Secretary. To be valid, such written request shall set forth the purpose or purposes for which the consent is sought to be used, shall be signed by one or more stockholders of record (or their duly authorized proxies or other representatives), shall bear the date of signature of each such stockholder (or proxy or other representative).

(c)	No consent shall be effective to take the corporate action referred to therein unless a consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in accordance with Section 228 of the General Corporation Law of the State of Delaware within sixty (60) days of the first date on which a consent is so delivered to the Corporation.

(d)	In the event of the delivery, in the manner provided by paragraph (c) of this Section 14, to the Corporation of the requisite consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage independent inspectors of elections for the purpose of performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph (d) of Section 14 shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(e)	Notwithstanding anything in these By-Laws to the contrary, no action may be taken by the stockholders by consent except in accordance with this Section 14. If the Board of Directors shall determine that any request to fix a Consent Record Date or to take stockholder action by consent was not properly made in accordance with this Section 14, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 14, then the Board of Directors shall not be required to fix a Consent Record Date and any such purported action by consent shall be null and void to the fullest extent permitted by applicable law.

Section 15.            Proxy Access.

(a)	Information to be Included in the Corporation’s Proxy Materials. Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders , subject to the provisions of this Section 15, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors (or any duly authorized committee thereof), the name, together with the Required Information (as defined below), of any person nominated for election (the “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (as defined in Section 15(d) of this Article II) who expressly elects at the time of providing the notice required by this Section 15 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 15. For purposes of this Section 15, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement (as defined in Section 15 (h) of this Article II). Subject to the provisions of this Section 15, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy or any ballot distributed by the Corporation in connection with such annual meeting.

(b)	Notice Period. In addition to any other applicable requirements, for a nomination to be made by an Eligible Stockholder pursuant to this Section 15, the Eligible Stockholder must have given timely notice of such nomination (the “Notice of Proxy Access Nomination”) in proper form to the Secretary of the Corporation. To be timely, the Notice of Proxy Access Nomination must be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not less 120 days nor more than 150 days prior to the first anniversary of the date that the Corporation first distributed its proxy statement to stockholders for the preceding year’s annual meeting of stockholders. In no event shall the public disclosure of an adjournment or recess of an annual meeting, or a postponement of an annual or special meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 15.

(c)	Permitted Number of Stockholder Nominees. The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) and (ii) 20% of the number of directors in office as of the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this Section 15 (the “Final Proxy Access Nomination Date”) or, if such amount is not a whole number, the closest whole number below 20% (such number, as it may be adjusted pursuant to this Section 15(c), the “Permitted Number”). In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced. In addition, the Permitted Number shall be reduced by the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the three preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to clause (y) of the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-election to the Board of Directors. For purposes of determining when the Permitted Number has been reached, each of the following persons shall be counted as one of the Stockholder Nominees: (x) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 whose nomination is subsequently withdrawn and (y) any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 15 whom the Board of Directors decides to nominate for election to the Board of Directors. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 15 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 15 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination. If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 15 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached. Notwithstanding anything to the contrary contained in this Section 15, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 15 for any meeting of stockholders for which the Secretary of the Corporation receives notice that the Eligible Stockholder or any other stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 3.

(d)	Eligible Stockholder. An “Eligible Stockholder” is a stockholder or a group of no more than 20 stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 15(e) at least the Required Shares (as defined below) continuously for at least three years (the “Minimum Holding Period”) as of the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation in accordance with this Section 15, (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all of the other requirements of this Section 15. “Required Shares” means that number of shares of the Corporation’s stock that represents three percent of the number of outstanding shares of the Corporation’s stock as of the most recent date for which such amount is given in any filing by the Corporation with the Securities and Exchange Commission prior to the submission of the Notice of Proxy Access Nomination. A “Qualifying Fund Group” is any two or more funds that (x) are under common management and investment control, (y) are under common management and funded primarily by the same employer or (z) constitute a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.

(e)	Definition of Ownership. For purposes of this Section 15, a stockholder shall be deemed to “own” only those outstanding shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate. For purposes of this Section 15, a stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes with the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such shares through the date of the annual meeting, or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof. For purposes of this Section 15, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.

(f)	Form of Notice. To be in proper form for purposes of this Section 15, the Notice of Proxy Access Nomination must be in writing and include or be accompanied by the following:

(i)	a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide, (A) within five business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date the record date is first publicly disclosed, a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;

(ii)	one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the determination of stockholders entitled to vote at the annual meeting and the date the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;

(iii)	a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iv)	the information and representations that would be required to be set forth in a stockholder’s notice of a nomination pursuant to Section 3 (except for the representations required under Section 3(x) and (xi) of Article II), together with the written consent of each Stockholder Nominee to be named as a nominee and to serve as a director if elected;

(v)	a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 15, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

(vi)	a representation as to the Eligible Stockholder’s intentions with respect to continuing to own the Required Shares for at least one year following the annual meeting;

(vii)	an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 15 and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;

(viii)	a written representation and agreement from each Stockholder Nominee that such Stockholder Nominee (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in such representation and agreement or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation in such representation and agreement, (C) would be in compliance, if elected as a director of the Corporation, and will comply with the Corporation’s code of business conduct and ethics, corporate governance guidelines, stock ownership and trading policies and guidelines and any other policies or guidelines of the Corporation applicable to directors and (D) will make such other acknowledgments, enter into such agreements and provide such information as the Board of Directors requires of all directors, including promptly submitting all completed and signed questionnaires required of the Corporation’s directors;

(ix)	in the case of a nomination by an Eligible Stockholder consisting of a group of stockholders (including one or more Qualifying Fund Groups), the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 15 (including withdrawal of the nomination); and

(x)	in the case of a nomination by an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.

(g)	Additional Required Information. In addition to the information required pursuant to Section 15(f) or any other provision of these By-Laws, the Corporation may require (i) any proposed Stockholder Nominee to furnish any other information (A) as may reasonably be required by the Corporation to determine the eligibility of the Stockholder Nominee to serve as an independent director under the Independence Standards, (B) that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such Stockholder Nominee or (C) that may reasonably be requested by the Corporation to determine the eligibility of such Stockholder Nominee to be included in the Corporation’s proxy materials pursuant to this Section 15 or to serve as a director of the Corporation, and (ii) any Eligible Stockholder to furnish any other information that may reasonably be requested by the Corporation to verify the Eligible Stockholder’s continuous ownership of the Required Shares for the Minimum Holding Period.

(h)	Supporting Statement. The Eligible Stockholder may, at its option, provide to the Secretary of the Corporation, at the time the Notice of Proxy Access Nomination is provided, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (a “Supporting Statement”). Only one Supporting Statement may be submitted by an Eligible Stockholder (including any group of stockholders together constituting an Eligible Stockholder) in support of its Stockholder Nominee(s). Notwithstanding anything to the contrary contained in this Section 15, the Corporation may omit from its proxy materials any information or Supporting Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation and the Corporation may solicit against, and include in the proxy statement its own statement relating to, any Stockholder Nominee.

(i)	Required Updates and Supplements. In the event that any information or communications provided by an Eligible Stockholder or a Stockholder Nominee to the Corporation or its stockholders ceases to be true and correct in all material respects or omits to state a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect (it being understood that providing any such notification shall not be deemed to cure any defect or limit the Corporation’s rights to omit a Stockholder Nominee from its proxy materials as provided in this Section 15). In addition, any person providing any information to the Corporation pursuant to this Section 15 shall further update and supplement such information, if necessary, so that all such information shall be true and correct as of the record date for the determination of stockholders entitled to vote at the annual meeting, and such update and supplement shall be delivered to or be mailed and received by the Secretary at the principal executive offices of the Corporation not later than the later of five business days after the record date for the determination of stockholders entitled to vote at the annual meeting and the date the record date is first publicly disclosed.

(j)	Stockholder Nominee Eligibility. Notwithstanding anything to the contrary contained in this Section 15, the Corporation shall not be required to include in its proxy materials, pursuant to this Section 15, a Stockholder Nominee (i) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (ii) who would not be an independent director under the Independence Standards, (iii) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Certificate of Incorporation, the rules and listing standards of the principal United States securities exchanges upon which the stock of the Corporation is listed or traded, or any applicable state or federal law, rule or regulation, (iv) who is or has been, within the past three years, an officer or director of a competitor, as defined for purposes of Section 8 of the Clayton Antitrust Act of 1914, (v) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years, (vi) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (vii) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided any information to the Corporation or its stockholders in respect of the nomination that was untrue in any material respect or that omitted to state a material fact necessary to make the statements made, in light of the circumstances in which they were made, not misleading, or (viii) if such Stockholder Nominee or the applicable Eligible Stockholder otherwise breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 15.

(k)	Invalid Nominations. Notwithstanding anything to the contrary set forth herein, if (i) a Stockholder Nominee and/or the applicable Eligible Stockholder breaches or fails to comply with any of its or their obligations, representations, agreements or undertakings under this Section 15 or (ii) a Stockholder Nominee otherwise becomes ineligible for inclusion in the Corporation’s proxy materials pursuant to this Section 15 or dies, becomes disabled or otherwise becomes ineligible or unavailable for election at the annual meeting, in each case as determined by the Board of Directors, any committee thereof or the chairperson of the annual meeting, (x) the Corporation may omit or, to the extent feasible, remove the information concerning such Stockholder Nominee and the related Supporting Statement from its proxy materials and/or otherwise communicate to its stockholders that such Stockholder Nominee will not be eligible for election at the annual meeting, (y) the Corporation shall not be required to include in its proxy materials any successor or replacement nominee proposed by the applicable Eligible Stockholder or any other Eligible Stockholder and (z) the Board of Directors or the chairperson of the annual meeting shall declare such nomination to be invalid and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation. In addition, if the Eligible Stockholder (or a Qualified Representative thereof as defined in Section 5) does not appear at the annual meeting to present any nomination pursuant to this Section 15, such nomination shall be declared invalid and disregarded as provided in clause (z) above.

(l)	Group Membership. Whenever the Eligible Stockholder consists of a group of stockholders (including one or more Qualifying Fund Groups), (i) each provision in this Section 15 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund within a Qualifying Fund Group) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to meet such other conditions (except that the members of such group may aggregate their shareholdings in order to meet the three percent ownership requirement of the “Required Shares” definition) and (ii) a breach of any obligation, agreement or representation under this Section 15 by any member of such group shall be deemed a breach by the Eligible Stockholder. No stockholder may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.

(m)	Restrictions on Re-Nominations. Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at the annual meeting, or (ii) does not receive at least 25% of the votes cast in such Stockholder Nominee’s election, will be ineligible to be a Stockholder Nominee pursuant to this Section 15 for the next two annual meetings of stockholders. For the avoidance of doubt, the immediately preceding sentence shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 3.

(n)	Exclusive Method. This Section 15 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials including, without limitation, any proxy card or written ballot, other than with respect to Rule 14a-19 of the Exchange Act to the extent applicable with respect to the form of proxies.

Article III

BOARD OF DIRECTORS

Section 1.                General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation or these By-Laws directed or required to be exercised or done by the stockholders.

Section 2.                Number and Election of Directors. The number of directors of the Corporation which shall constitute the entire Board of Directors shall be such number as is fixed by the Board of Directors in accordance with the provisions of the Certificate of Incorporation. Directors shall be elected and shall hold office in accordance with the provisions of the Certificate of Incorporation. Directors need not be stockholders of the Corporation.

Section 3.                Required Vote for Directors. A nominee for director shall be elected to the Board of Directors by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which the number of nominees exceeds the number of directors to be elected as of the tenth (10th) day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. For purposes of this By-Law, a majority of votes cast shall mean that the number of shares voted “for” a nominee exceeds fifty percent (50%) of the number of votes cast with respect to such nominee. Votes cast with respect to a nominee shall exclude abstentions with respect to such nominee.

Section 4.                Place of Meeting. The Board of Directors may hold meetings at such place, if any, within or without the State of Delaware, as the Board of Directors or the officer calling the meeting may from time to time determine.

Section 5.                Organization Meeting. Promptly following the adjournment of the annual meeting of the stockholders, and without other notice than this By-Law, the newly constituted Board of Directors shall meet for the purpose of organization, the election of officers, and the transaction of other business, with power to adjourn and re-adjourn.

Section 6.                Meetings. Regular meetings of the Board of Directors shall be held at such time and place, if any, as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called by the Chairperson of the Board, the Chief Executive Officer or any two (2) or more Directors.

Section 7.                Notice of Meetings. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws. Notice of the place, if any, date and time of the holding of each special meeting of the Board of Directors, and the purpose or purposes thereof, shall be delivered to each director either personally or by mail, telephone, or electronic transmission, at least 24 hours before such meeting, or on such shorter notice as the person or persons calling such meeting deem appropriate in the circumstances. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him or her.

Section 8.                Quorum and Manner of Acting. Except as otherwise provided by statute, the Certificate of Incorporation or these By-Laws, at all meetings of the Board of Directors a majority of the directors then in office but not fewer than 1/3 of the total authorized number of directors shall constitute a quorum for the transaction of business; provided, however, that if by reason of catastrophe or emergency, a majority of the entire Board is not available or capable of acting, one third (1/3) of the entire Board of Directors, but in any event not less than two (2) directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of a majority of the directors present at any meeting at which there is a quorum, as herein provided, shall be the act of the Board of Directors except as may be otherwise specifically provided by statute, the Certificate of Incorporation or these By-Laws. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat, or if no director be present, the Secretary or an Assistant Secretary, may adjourn such meeting to another time and place, if any, until the quorum is had. Notice of any adjourned meeting need not be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 9.                Organization and Order of Business. At each meeting of the Board of Directors, the Chairperson of the Board, or in his or her absence the Chief Executive Officer, or in his or her absence or if the Chief Executive Officer is not a director, a member of the Board of Directors selected by the directors in attendance, shall act as Chairperson of the meeting. The Secretary, or in his or her absence, an Assistant Secretary, or any person appointed by the Chairperson of the meeting, shall act as Secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the directors shall be as determined by the Chairperson of the meeting.

Section 10.            Action Without Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or committee.

Section 11.            Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of the Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at such meeting.

Section 12.            Committees. The Corporation elects to be governed by Section 141(c)(2) of the General Corporation Law of the State of Delaware. The Board of Directors may designate one or more committees, each committee to consist of three (3) or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation which the Board of Directors may lawfully delegate, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Meetings of committees may be called by the committee chairperson, if any, or as provided in Section 6 of this Article III. Notice of such meetings shall be given to each member of the committee in the manner set forth in Section 7 of this Article III. Notice of any such meeting need not be given to any committee member who shall, either before or after the meeting, submit a waiver of notice or who shall attend such meeting without protesting prior to or at its commencement, the lack of notice to him or her. A notice or waiver of notice of any regular or special meeting of any committee need not state the purposes of such meeting. A majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee except as otherwise required by law, the Certificate of Incorporation or these By-Laws, and except as otherwise provided in a resolution of the Board of Directors; provided, however, that in no case shall a quorum be less than one-third of the directors then serving on the committee. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee, unless the Board of Directors shall otherwise provide. Each committee shall keep written minutes of its formal proceedings and shall report such proceedings to the Board. The Board of Directors shall have power at any time to fill vacancies in, to change the membership, duties or authority of, or to dissolve any such committee.

Section 13.            Resignations. Any director of the Corporation may resign at any time by giving notice by writing or by electronic transmission of his or her resignation to the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or the Secretary. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 14.            Removal. Any director may be removed at any time as provided in the Certificate of Incorporation.

Section 15.            Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by a majority of the directors then in office, though less than a quorum, in accordance with the Certificate of Incorporation.

Section 16.            Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity and no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 17.            Chairperson of the Board. The Board of Directors may elect from among its members a director designated as the Chairperson of the Board, but the appointment of a Chairperson of the Board shall not be required. If a Chairperson of the Board shall be elected, then the Chairperson of the Board or in his or her absence, the Lead Independent Director (if one has been appointed), or if no Lead Independent Director has been appointed or in the Lead Independent Director’s absence, the Chief Executive Officer, or if the Chief Executive Officer is also the Chairperson of the Board or in the Chief Executive Officer’s absence, any other Person selected by the Board of Directors, shall preside at all meetings of the stockholders and of the Board of Directors. He or she shall perform such duties with such authority as may be prescribed from time to time by the Board of Directors.

Article IV

OFFICERS

Section 1.                Number and Qualification. The officers of the Corporation shall be elected by the Board of Directors. The officers shall be a Chief Executive Officer, one or more Vice Presidents, a Chief Financial Officer, a General Counsel, a Secretary, a Treasurer, and a Controller. The Board of Directors may also elect a President, Vice Chairperson of the Board, one or more Sector Presidents and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers, and Assistant Controllers, and such other officers as it shall from time to time deem necessary or desirable, and the Board of Directors may designate any Vice President as an Executive Vice President, a Senior Vice President or a Group Vice President. Any two or more offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these By-Laws to be executed, acknowledged or verified by two or more officers. To the extent not so set forth or determined, each such officer shall have such authority, functions or duties as those that generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may determine to leave any office vacant.

Section 2.                Election and Term. The officers of the Corporation shall be chosen annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of stockholders or as soon thereafter as is conveniently possible. Officers may also be elected from time to time at any other meeting of the Board of Directors to fill vacancies and otherwise. Each officer, except such officers as may be appointed in accordance with the provisions of Section 3 of this Article IV, shall continue in office until his or her successor shall have been duly elected and qualified or until his or her earlier resignation or removal.

Section 3.                Other Officers and Agents. The Board of Directors or the Chairperson of the Board, or in his or her absence or disability, the Chief Executive Officer, may appoint such other officers and agents, each of whom shall hold office for such period, have such authority and perform such duties as are provided for in these By-Laws, or as the Board of Directors or Chairperson of the Board, or the Chief Executive Officer, as applicable, may from time to time determine.

Section 4.                Resignation. Any officer may resign at any time by giving notice to the Chairperson of the Board, the Chief Executive Officer or the Secretary of the Corporation. Such resignation shall take effect at the date of the receipt of such notice, or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.                Removal. Any officer or agent may be removed, either with or without cause, at any time by the vote of the majority of the whole Board of Directors. Any subordinate officer or agent appointed in accordance with the provisions of Section 3 of this Article IV may be removed, either with or without cause, by a vote of the majority of the whole Board of Directors or, except in the case of an officer or agent elected or appointed by the Board of Directors, by the Chairperson of the Board or the Chief Executive Officer.

Section 6.                Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for the regular election or appointment to such office.

Section 7.                Compensation. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by such officers or a committee of the Board of Directors to which the Board of Directors has delegated such authority.

Section 8.                Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these By-Laws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.

Section 9.                President. The President, if any, shall be responsible to the Chief Executive Officer and shall perform such duties with such authority as may be prescribed in these By-Laws and from time to time by the Board of Directors and the Chief Executive Officer.

Section 10.            Vice Presidents. Each Vice President shall have such powers and shall perform such duties as shall from time to time be prescribed by the Board and as shall from time to time be assigned to him or her by the Chairperson of the Board or the Chief Executive Officer.

Section 11.            Secretary. The Secretary shall give or cause to be given all required notices of meetings of stockholders and of the Board of Directors, shall record all of the proceedings and act as custodian of the minutes of all such meetings, shall have charge of the corporate seal and the corporate minute books, and shall make such reports and perform such other duties as may be assigned from time to time by the Board of Directors, the Chairperson of the Board, or the Chief Executive Officer. The Secretary shall keep in safe custody the seal of the Corporation and the Secretary or any Assistant Secretary shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or any Assistant Secretary. The Assistant Secretaries, or any of them, shall perform such of the duties of the Secretary as may from time to time be assigned to them by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, or the Secretary, and in the absence of the Secretary or in the event of his or her disability or refusal to act, shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all the restrictions upon the Secretary.

Section 12.            Treasurer. The Treasurer shall have custody of all moneys and securities of the Corporation, shall have responsibility for disbursement of the funds of the Corporation, shall make payment of the just demands on the Corporation, shall invest surplus cash of the Corporation and manage its investment portfolio under the direction of the Board of Directors, and shall render to the Board of Directors an account of all transactions of the Corporation and of the financial condition of the Corporation as may be required of him or her. The Treasurer shall also perform such other duties as may be assigned to him or her from time to time by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or by the Chief Financial Officer. The Assistant Treasurers, or any of them, shall perform such of the duties of the Treasurer as may from time to time be assigned to them by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, or the Treasurer, and in the absence of the Treasurer or in the event of his or her disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.

Section 13.            Controller. The Controller shall provide and maintain a system of accounts and accounting records of the Corporation, shall provide and administer a system of internal financial controls, and shall present such financial statements to the Board of Directors as may be required. The Controller shall also perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer or by the Chief Financial Officer. The Assistant Controllers, or any of them, shall perform such of the duties of the Controller as may from time to time be assigned to them by the Board of Directors, the Chairperson of the Board, the Chief Executive Officer, the Chief Financial Officer, or the Controller, and in the absence of the Controller or in the event of his or her disability or refusal to act, shall perform the duties of the Controller, and when so acting shall have all the powers of and be subject to all the restrictions upon the Controller.

Article V

INDEMNIFICATION

Section 1.                Right to Indemnification. Every person (a “Covered Person”) who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or the person for whom he or she is the legal representative, (i) is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to any employee benefit plan or (ii) is or was an employee of the Corporation or subsidiary of the Corporation serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to any employee benefit plan, in each case, shall be indemnified and held harmless by the Corporation to the fullest extent legally permissible under the General Corporation Law of the State of Delaware as it presently exists or may hereafter be amended, against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection therewith. Notwithstanding the preceding sentence, except as otherwise provided in Section 4 of this Article V, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 2.                Nonexclusivity of Rights. The rights of indemnification and advancement of expenses conferred on any Covered Person by this Article V shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 3.                Right to Advancement of Expenses. The Corporation shall, to the fullest extent permitted by applicable law, pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that such Covered Person is not entitled to be indemnified for such expenses under this Article V or otherwise.

Section 4.                Claims. If a claim for indemnification under this Article V (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article V is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 5.                Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6.                Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these By-Laws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 7.                Other Indemnification and Advancement of Expenses. This Article V shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Article VI

SHARES AND THEIR TRANSFER

Section 1.                Shares of Stock. The shares of stock in the Corporation shall be represented by a certificate, unless and until the Board of Directors of the Corporation adopts a resolution permitting shares to be uncertificated. Notwithstanding the adoption of any such resolution providing for uncertificated shares, every holder of stock of the Corporation theretofore represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a numbered certificate in such form as shall be approved by the Board of Directors, certifying the number of shares owned by him or her and signed in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chairperson of the Board, the Chief Executive Officer, the President, a Vice President, the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and sealed with the seal of the Corporation (which seal may be a facsimile, engraved or printed). Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 2.                Transfer of Stock. Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these By-Laws. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation, and in the case of certificated shares of stock, only upon authorization by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power with reasonable assurances given that such endorsement is genuine and that all taxes thereon have been paid; or, in the case of uncertificated shares of stock, upon receipt of proper transfer instructions from the registered holder of the shares or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent or transfer clerk, and reasonable assurances that all taxes thereon have been paid and compliance with appropriate procedures for transferring shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the authorized officers of the Corporation shall determine to waive such requirement. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such stockholder or record liable for calls and assessments, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof.

Section 3.                Lost Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, or which shall have been mutilated, and the Board of Directors may, in its discretion, require the owner of the lost, stolen, destroyed or mutilated certificate, or his or her legal representative, to give the Corporation a bond, limited or unlimited, in such sum and in such form and with such surety or sureties as the Board of Directors in its absolute discretion shall determine is sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, destruction or mutilation of any such certificate, or the issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors in its absolute discretion may refuse to issue any such new certificate except pursuant to legal proceedings under the laws of the State of Delaware.

Section 4.                Rules and Regulations. The Board of Directors may make such additional rules and regulations, not inconsistent with these By-Laws, the Certificate of Incorporation or the laws of the State of Delaware, as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the Corporation. The Board of Directors may appoint, or authorize any officer or officers of the Corporation to appoint, one or more independent transfer agents and one or more independent registrars, and may require all certificates for shares of stock to bear the signature or signatures of any of them.

Section 5.                Record Date. In order to determine the stockholders entitled to notice and to vote at any meeting of stockholders or adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors shall elect to fix a new record date for the adjourned meeting. If no such record date is fixed, the record date for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article VII

GENERAL PROVISIONS

Section 1.                Contracts and Other Instruments. The Chairperson of the Board, the Vice Chairperson of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the General Counsel, any Sector President, any Senior Executive Vice President, any Executive Vice President and any Senior Vice President may enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation except as otherwise provided in these By-Laws or by resolution of the Board of Directors. The Board of Directors, except as in these By-Laws otherwise provided, may authorize any other officer or officers, agent or agents of the Corporation, to enter into any contract or execute and deliver any instrument in the name of the Corporation and on behalf of the Corporation, and such authority may be general or confined to specific instances, and unless so authorized by the Board of Directors, no such other officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or to any amount.

Section 2.                Loans. No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless, and on such terms as shall be, authorized by the Board of Directors.

Section 3.                Disbursements. All checks, drafts, demands for money, notes or other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by any officer or officers or person or persons authorized by the Board of Directors to make such designations. Facsimile signatures may be authorized in any such case where authorized by the Board of Directors.

Section 4.                Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation under such conditions and in such banks or other depositories as the Board of Directors may designate, or as may be designated by any officer or officers, agent or agents of the Corporation to whom such power of designation may from time to time be delegated by the Board of Directors. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation as the Board of Directors may determine by resolution.

Section 5.                Voting Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairperson of the Board or the Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in any manner permitted under applicable law, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 5 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board or the Chief Executive Officer.

Section 6.                Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle, and which shall bear the words and figures:

ECOLAB INC.
CORPORATE SEAL

1924
DELAWARE

Section 7.                Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 8.                Forum for Adjudication of Certain Disputes. Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the General Corporation Law of Delaware or the Certificate of Incorporation or By-Laws, or (iv) any action asserting a claim against the Corporation or any director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. The selection of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 8 of Article VII with respect to any current or future actions or claims.

Section 9.                Notice and Consent. Any person or entity owning, purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of these By-Laws, including, but not limited to, Section 8 of Article VII.

Article VIII

AMENDMENTS

Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the Board of Directors may from time to time, by vote of a majority of its members, alter, amend or rescind all or any of these By-Laws as permitted, by law, subject to the power of the stockholders to change or repeal such By-Laws.

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